EXHIBIT 11

MILLER BUILDING SYSTEMS, INC.
AND SUBSIDIARIES

             Statement Regarding Computation of Per Share Earnings

                                                 Twelve Months Ended
                                        June 29,        July 1,        July 2,
                                          1996           1995           1994

Calculation of primary earnings
  per common share:

  Net income                          $   485,623     $  319,912     $  311,860

  Shares outstanding, net of
  treasury shares, at beginning of
  period                                3,100,963      3,158,578      3,249,078

  Weighted average number of shares
  arising from the exercise of
  stock options                              -             4,507           -

  Additional shares assuming
  exercise as of the beginning of
  the fiscal year of dilutive stock
  options, based on the treasury
  stock method using the average
  market price for the period              27,730         19,868         18,214

  Weighted average number of shares
  from the sale of treasury stock            -            13,446           -

  Weighted average number of shares
  purchased as treasury stock                -           (66,192)       (69,871)

  Weighted average shares and
  equivalent shares outstanding         3,128,693      3,130,207      3,197,421


Primary earnings per share:           $       .16     $      .10     $      .10



Calculation of fully diluted earnings
  per common share:

  Net income                          $   485,623     $  319,912     $  311,860

  Shares outstanding, net of
  treasury shares, at beginning of
  period                                3,100,963      3,158,578      3,249,078

  Weighted average number of shares
  arising from the exercise of
  stock options                              -             4,507           -

  Additional shares assuming
  exercise as of the beginning of
  the fiscal year of dilutive stock
  options, based on the treasury
  stock method using the ending
  market price for the period             189,490         19,868         18,214

  Weighted average number of shares
  from the sale of treasury stock            -            13,446           -

  Weighted average number of shares
  purchased as treasury stock                -           (66,192)       (69,871)

  Weighted average shares and
  equivalent shares outstanding         3,290,453      3,130,207      3,197,421


Fully diluted earnings per share:     $       .15     $      .10     $      .10